UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2010

Sono-Tek Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-16035

New York	14-1568099
(State of Incorporation)	(I.R.S. Employer ID No.)

2012 Route 9W, Milton, New York	12547
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code   (845) 795-2020

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2010 the Board of Directors authorized the Company to modify all of the outstanding option agreements between the Company and Christopher Coccio, the Company’s Chief Executive Officer, to extend the exercise period from 90 days to three years from the date that Dr. Coccio’s employment with the Company terminates.

Item 5.07: Submission of Matters to a Vote of Security Holders.

The following matters were voted upon at the Company’s annual meeting of shareholders held on August 19, 2010:

1.	The election of four (4) directors of the Company to serve until the Company’s 2012 annual meeting of shareholders.

	For	Against
Edward Handler	7,005,907	116,688
Eric Haskell	6,523,384	599,211
Donald Mowbray	7,035,756	86,839
Samuel Schwartz	7,073,156	49,439
There were no broker non-votes.

Christopher L. Coccio, Joseph Riemer and Philip Strasburg, who were not standing for re-election, continued to serve as Directors following the annual meeting.

2.	The ratification of Sherb & Co., LLP, as the Company’s independent auditors for the fiscal year ending February 28, 2011.

For 11,526,848: Against 134,133: Abstained 16,400
There were no broker non-votes.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONO-TEK CORPORATION

By:	/s/ Stephen J. Bagley
Stephen J. Bagley
Chief Financial Officer

August 25, 2010